                                                                   Exhibit 4.5.1

                              CONVEYANCE AGREEMENT


                  Advanta Mortgage Corp. USA, Advanta Mortgage Corp. Midatlantic, Advanta Mortgage Corp. Midatlantic II, Advanta Mortgage Corp. Midwest, Advanta Mortgage Corp. of New Jersey, Advanta Mortgage Corp. Northeast, Advanta Finance Corp. and Advanta National Bank, as Affiliated Originators, Advanta Conduit Receivables, Inc., as an Affiliate, and Advanta Mortgage Conduit Services, Inc., as Sponsor, pursuant to the Master Loan Transfer Agreement dated as of June 15, 1997 among themselves and Bankers Trust Company of California, N.A. as Trustee (the "Mortgage Transfer Agreement"), hereby confirm their understanding with respect to the conveyance by each Affiliated Originator, the Affiliate and the Sponsor of those Mortgage Loans listed on the attached Schedule of Mortgage Loans (the "Transferred Mortgage Loans") from the Conduit Acquisition Trust to Advanta Mortgage Loan Trust 1998-4A.

                  Conveyance of Transferred Mortgage Loans. Each Affiliated Originator, the Affiliate and the Sponsor, concurrently with the execution and delivery of this Conveyance Agreement, does hereby irrevocably transfer, assign, set over and otherwise convey, and does direct the Trustee to convey from the Conduit Acquisition Trust to the Advanta Mortgage Loan Trust 1998-4A, without recourse (except as otherwise explicitly provided for herein) all of its right, title and interest in and to the Transferred Mortgage Loans being conveyed by it, including specifically, without limitation, the Mortgages (as such term is defined in the "related Advanta Pooling Agreement"), the Files and all other documents, materials and properties appurtenant thereto and the Notes, including all interest and principal received by such Affiliated Originator on or with respect to such Transferred Mortgage Loans on or after the related Cut-off Date, together with all of its right, title and interest in and to the proceeds received on or after the related Cut-off Date of any related insurance policies.

                  If an Affiliated Originator cannot deliver the original Mortgage or mortgage assignment with evidence of recording thereon concurrently with the execution and delivery of this Conveyance Agreement solely because of a delay caused by the public recording office where such original Mortgage or mortgage assignment has been delivered for recordation, such Affiliated Originator shall promptly deliver to the Trustee such original Mortgage or mortgage assignment with evidence of recording indicated thereon upon receipt thereof from the public recording official.

                  The costs relating to the delivery of the documents specified in this Conveyance Agreement shall be borne by each Affiliated Originator.

                  The Affiliated Originators hereby make the Representations and Warranties set forth in Section 5(b) of the Master Transfer Agreement with respect to the Transferred Mortgage Loans.

                  The "Cut-Off Date" with respect to such Transferred Mortgage Loans shall be November 1, 1998.

                  All terms and conditions of the Mortgage Transfer Agreement are hereby incorporated herein, provided that in the event of any conflict the provisions of this Conveyance Agreement shall control over the conflicting provisions of the Mortgage Transfer Agreement.

                  For purposes of this Conveyance Agreement, the "related Advanta Pooling Agreement" is the Sale and Servicing Agreement dated as of November 1, 1998 relating to Advanta Mortgage Loan Trust 1998-4A. Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Mortgage Transfer Agreement.

Dated: November ___, 1998

                                    ADVANTA MORTGAGE CORP. USA
                                    ADVANTA MORTGAGE CORP. MIDATLANTIC
                                    ADVANTA MORTGAGE CORP. MIDATLANTIC II
                                    ADVANTA MORTGAGE CORP. MIDWEST
                                    ADVANTA MORTGAGE CORP. OF NEW JERSEY
                                    ADVANTA MORTGAGE CORP. NORTHEAST
                                    ADVANTA NATIONAL BANK,
                                    as Affiliated Originators

                                                     and

                                    ADVANTA CONDUIT RECEIVABLES, INC.
                                            as an Affiliate


                                    By: /s/ Mark Dunsheath
                                        -------------------------------
                                        Mark Dunsheath, Vice President

                                    ADVANTA MORTGAGE CONDUIT SERVICES,
                                            INC., as Sponsor


                                    By: /s/ Mark Dunsheath
                                        -------------------------------
                                        Mark Dunsheath, Vice President

                                    BANKERS TRUST COMPANY
                                    OF CALIFORNIA, N.A., as Trustee

                                    By: /s/ Mark Mark McNeill
                                        -------------------------------
                                        Name: Mark McNeill
                                        Title:  Vice President


                                    ADVANTA FINANCE CORP.


                                    By: /s/ Mark Dunsheath
                                        -------------------------------
                                        Name:  Mark Dunsheath
                                        Title:  Vice President